Exhibit (a)(1)(G)

KEYNOTE SYSTEMS, INC.

Offer to Purchase for Cash 7,500,000 Shares of Its Common Stock

(Including the Associated Preferred Stock Purchase Rights)

At a Purchase Price of $9.50 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON FRIDAY, MAY 9, 2003, UNLESS THE OFFER IS EXTENDED.

March 24, 2003

To Participants in Keynote’s 1999 Employee Stock Purchase Plan:

Enclosed for your consideration are the Offer to Purchase, dated March 24, 2003, and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the offer), in connection with the offer by Keynote Systems, Inc., a Delaware corporation, to purchase for cash 7,500,000 shares of its common stock, $0.001 par value per share, including the associated preferred stock purchase rights issued under the Rights Agreement, dated as of October 25, 2002, between Keynote and American Stock Transfer & Trust Company, as Rights Agent, upon the terms and subject to the conditions of the offer. Unless the context otherwise requires, all references to shares shall include the associated preferred stock purchase rights. Unless the associated preferred stock purchase rights are redeemed prior to the expiration date of the offer, a tender of shares will also constitute a tender of the associated preferred stock purchase rights.

Keynote will pay $9.50 per share, net to the seller in cash, without interest, for shares properly tendered and not properly withdrawn in the offer, on the terms and subject to the conditions of the offer, including the proration provisions. Because of the proration provisions described in the Offer to Purchase, all of the shares tendered may not be purchased if more than the number of shares Keynote seeks to purchase in the offer are properly tendered. Shares not purchased in the offer will be returned promptly after the expiration of the offer. Keynote has reserved the right, in its sole discretion, to purchase more than 7,500,000 shares in the offer, subject to applicable law.

Upon the terms and subject to the conditions of the offer, if more than 7,500,000 shares, or such greater number of shares as Keynote may elect to purchase, subject to applicable law, have been properly tendered and are not properly withdrawn before the expiration date, Keynote will purchase such properly tendered shares on a pro rata basis with appropriate adjustments to avoid purchases of fractional shares. If proration of tendered shares is required, Keynote will determine the proration factor promptly after the expiration date. The proration factor for each stockholder tendering shares will be based on the ratio that the number of shares properly tendered and not properly withdrawn by such stockholder bears to the total number of shares properly tendered and not properly withdrawn by all stockholders. The preliminary results of any proration will be announced by press release promptly after the expiration date. You may obtain preliminary proration information from the Information Agent and may be able to obtain such information from your broker.

As a participant in Keynote’s 1999 Employee Stock Purchase Plan, you may tender shares that are held in your employee stock purchase plan account at E*Trade OptionsLink. Because the terms and conditions of the Letter of Transmittal will govern the tender of the shares held in accounts under the 1999 Employee Stock Purchase Plan, you should read the Letter of Transmittal carefully. HOWEVER, WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES THAT ARE HELD IN YOUR EMPLOYEE STOCK PURCHASE PLAN ACCOUNT. You must follow the instructions below under “Tendering Shares By Telephone” or use the attached Instruction Form and follow the instructions below under “Tendering Share by Using the Instruction Form” to properly tender shares that are held in your employee stock purchase plan account. You should also read the Offer to Purchase carefully before making any decision regarding the offer.

Please instruct us as to whether you wish to tender any of all of the shares in your employee stock purchase plan account, on the terms and subject to the conditions of the offer. If you do not wish to tender any shares held in your employee stock purchase plan account, you do not need to take any action.

We call your attention to the following:

1.  We have been advised that if E*Trade has not received your Instruction Form at least four business days before the expiration date OR your telephone instructions at least two business days before the expiration date, E*Trade will not tender any shares held in your employee stock purchase plan account. The offer, proration period and withdrawal rights will expire at 12:00 midnight, Eastern Time, on Friday, May 9, 2003, unless Keynote extends the offer. Consequently, your telephone instructions must be received by no later than 12:00 midnight, Eastern Time, on Wednesday, May 7, 2003 or, if you use the Instruction Form, the Instruction Form must be received by E*Trade no later than 12:00 midnight, Eastern Time on Monday, May 5, 2003.

2.  You may tender some or all of your shares at a purchase price of $9.50 per share, net to you in cash, without interest.

3.  The offer is for 7,500,000 shares, constituting approximately 33.0% of the shares outstanding as of February 28, 2003.

4.  The offer is not conditioned upon any minimum number of shares being tendered. The offer is, however, subject to other conditions set forth in Section 6 of the Offer to Purchase.

5.  As more fully described in the Offer to Purchase, tenders will be deemed irrevocable unless timely withdrawn. If you instruct E*Trade to tender the shares held in your employee stock purchase plan account, and you subsequently decide to change your instructions or withdraw your tender of shares, you may do so by updating your telephone instructions or by submitting a new Instruction Form. However, new telephone instructions will be effective only if they are received by E*Trade on or before 12:00 midnight, Eastern Time, on Wednesday, May 7, 2003, two business days prior to the expiration of the offer, or, if you are using a new Instruction Form, the new Instruction Form will be effective only if it is received by E*Trade, at the address listed below, on or before 12:00 midnight, Eastern Time on Monday, May 5, 2003, four business days before the expiration of the offer. The offer is scheduled to expire at 12:00 midnight, Eastern Time, on Friday, May 9, 2003. Upon receipt of timely submitted new telephone instructions or a new Instruction Form, your previous instructions to tender the shares will be deemed canceled. If your new telephone instructions or new Instruction Form direct E*Trade to withdraw your tender of shares, you may later re-tender those shares by submitting new telephone instructions or a new Telephone Instruction Form on or before the relevant deadlines described above.

6.  Keynote’s Board of Directors has approved the offer. However, neither Keynote nor its Board of Directors makes any recommendation to you as to whether you should or should not tender your shares. You must make your own decision as to whether to tender your shares and, if so, how many shares to tender. Keynote’s directors and executive officers have advised Keynote that they do not intend to tender any shares in the offer.

IF YOU WISH TO TENDER ANY OR ALL OF YOUR SHARES, PLEASE SO INSTRUCT E*TRADE BY:

•	FOLLOWING THE INSTRUCTIONS BELOW FOR TENDERING YOUR SHARES BY TELEPHONE; OR

•	COMPLETING, EXECUTING, DETACHING AND RETURNING TO E*TRADE THE ATTACHED INSTRUCTION FORM.

IF YOU AUTHORIZE E*TRADE TO TENDER YOUR SHARES, E*TRADE WILL TENDER ALL SUCH SHARES UNLESS YOU SPECIFY OTHERWISE WHEN YOU CALL OR ON THE ATTACHED INSTRUCTION FORM, AS APPLICABLE.

The offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and any amendments or supplements thereto, and is being made to all record holders of shares. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making or acceptance of offers to sell shares would not be in compliance with the laws of that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on behalf of Keynote by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

TENDERING SHARES BY TELEPHONE:

E*Trade has informed us that “control numbers” will be sent to each of its clients and should be used for tenders by telephone. Have that control number ready and call E*Trade OptionsLink at (800) 786-2575, and E*Trade will process your elections over the telephone.

TENDERING SHARES USING THE INSTRUCTION FORM:

If you wish to tender your shares by delivering an Instruction Form to E*Trade, complete the attached Instruction Form and return it by mail to:

E*Trade OptionsLink

P.O. Box 9206

Boston, MA 02205-9206

If you wish to return the Instruction Form by certified delivery (such as Federal Express, DHL, UPS, etc.) return it to:

E*Trade OptionsLink

200 Brickstone Square 5th Floor

Andover, MA 01810

YOUR TELEPHONE INSTRUCTIONS MUST BE RECEIVED BY E*TRADE ON OR BEFORE 12:00 MIDNIGHT, EASTERN TIME, ON WEDNESDAY, MAY 7, 2003, TWO BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE OFFER. IF YOU USE THE INSTRUCTION FORM, YOUR INSTRUCTION FORM MUST BE RECEIVED BY E*TRADE ON OR BEFORE 12:00 MIDNIGHT, EASTERN TIME, ON MONDAY, MAY 5, 2003, FOUR BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON FRIDAY, MAY 9, 2003, UNLESS KEYNOTE EXTENDS THE OFFER.

If you have any questions, contact E*Trade OptionsLink Customer Service at (800) 838-0908 or (650) 599-0125.

INSTRUCTION FORM WITH RESPECT TO

KEYNOTE SYSTEMS, INC.

Offer to Purchase for Cash 7,500,000 Shares of Its Common Stock

(Including the Associated Preferred Stock Purchase Rights)

At a Purchase Price of $9.50 Per Share

The undersigned acknowledges receipt of the letter to participants in the 1999 Employee Stock Purchase Plan of Keynote Systems, Inc., a Delaware corporation, and the enclosed Offer to Purchase, dated March 24, 2003, and the related Letter of Transmittal (which Offer to Purchase and Letter of Transmittal together, as they may be amended and supplemented from time to time, constitute the offer), in connection with the offer by Keynote to purchase for cash 7,500,000 shares of its common stock, $0.001 par value per share, including the associated preferred stock purchase rights issued under the Rights Agreement, dated as of October 25, 2002, between Keynote and American Stock Transfer & Trust Company, as Rights Agent, upon the terms and subject to the conditions of the offer. Unless the context otherwise requires, all references to shares shall include the associated preferred stock purchase rights. Unless the associated preferred stock purchase rights are redeemed prior to the expiration date of the offer, a tender of shares will also constitute a tender of the associated preferred stock purchase rights.

The undersigned understands that Keynote will pay $9.50 per share, net to the seller in cash, without interest, for shares properly tendered and not properly withdrawn in the offer, on the terms and subject to the conditions of the offer, including the proration provisions described in the Offer to Purchase. The undersigned understands that, because of the proration provisions described in the Offer to Purchase, all of the shares tendered may not be purchased if more than the number of shares Keynote seeks to purchase in the offer are properly tendered. The undersigned understands that shares not purchased in the offer because of proration will be returned promptly after the expiration of the offer. The undersigned understands that Keynote has reserved the right, in its sole discretion, to purchase more than 7,500,000 shares in the offer, subject to applicable law.

The undersigned hereby instructs you to tender to Keynote the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at a price of $9.50 per share, under the terms and subject to the conditions of the offer.

Aggregate number of shares to be tendered by you for the account of the undersigned:

                     shares*

*	Unless otherwise indicated above, if you complete and return this form, all of the shares we hold for your account, including the associated preferred stock purchase rights, will be tendered.

SIGN HERE:

(Authorized Signature(s))

Dated:                      , 2003

Name(s)

(Please Print)

Capacity (full title):

(If Applicable)

Address:

(Including Zip Code)

(Taxpayer Identification or Social Security Number)

(Area Code) Telephone Number:

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

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